UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

FIRST UNITED ETHANOL, LLC
 (Exact name of registrant as specified in its charter)

Georgia	000-53039	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 Back Nine Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Paving Agreement with The Scruggs Company

Southwest Georgia Ethanol, LLC (“Southwest Georgia”) was created as a wholly owned subsidiary of First United Ethanol, LLC (“First United”) for the special purpose of holding the property and assets of First United, collectively referred to as FUEL. On August 20, 2008, FUEL entered into a paving agreement (the “Agreement”) with The Scruggs Company (“Scruggs”), effective as of August 19, 2008. Pursuant to the Agreement, Scruggs will pave the roads at FUEL’s ethanol plant site located in Mitchell County, Georgia (“paving work”). The contract price for the paving work is approximately $1,323,000. The paving work will commence on or before a date to be specified in a written notice to proceed provided by FUEL. The paving work is to be completed within 45 calendar days from the notice to proceed date. Upon written notice to Scruggs, FUEL may, without cause, terminate this Agreement. In the event of termination, Scruggs shall immediately stop the paving work, follow FUEL’s instructions regarding shutdown and termination procedures and strive to minimize any further costs.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibit No. Description

99.1	Paving Agreement between The Scruggs Company and Southwest Georgia Ethanol, LLC, a wholly owned subsidiary of First United Ethanol, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

August 26, 2008	/s/ Murray L. Campbell
Date	Murray L. Campbell, Chief Executive Officer

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